Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 1, 2010 with respect to the consolidated financial statements of ODL Group Limited in Amendment No. 1 to the Registration Statement (Form S-1 on Form S-3 No. 333-178455) and related Prospectus of FXCM Inc for the registration of 57,981,000 shares of its Class A common stock.

/s/Ernst & Young LLP

London, England
January 24, 2012